UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 15, 2017

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	001-09718	25-1435979
(state or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(Address of principal executive offices, including zip code)

(888) 762-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 15, 2017, The PNC Financial Services Group, Inc. (the “Company”) completed the redemption of all of the Fixed-to-Floating Rate Non-cumulative Exchangeable Perpetual Trust Securities (CUSIP NO. 69350JAA7) of PNC Preferred Funding Trust I and all of the Fixed-to-Floating Rate Non-cumulative Exchangeable Perpetual Trust Securities (CUSIP NO. 69350KAA4) of PNC Preferred Funding Trust II (the “REIT Preferred Securities”). The REIT Preferred Securities were subject to replacement capital covenants dated December 6, 2006 and March 29, 2007 benefitting PNC Capital Trust C as the sole holder of $200 million of junior subordinated debentures (CUSIP NO. 693475 AE 5) issued by the Company in June 1998. Upon redemption of the REIT Preferred Securities, the replacement capital covenants terminated and such debentures ceased being covered debt with respect to the replacement capital covenants.

The replacement capital covenants are filed as exhibits hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Form 8-K are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: March 15, 2017	By:	/s/ Gregory H. Kozich
		Name:	Gregory H. Kozich
		Title:	Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Replacement Capital Covenant dated December 6, 2006 by the Company in favor of specified debtholders	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed December 8, 2006 (SEC File No. 001-09718).

99.2	Replacement Capital Covenant dated March 29, 2007 by the Company in favor of specified debtholders	Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed March 30, 2007 (SEC File No. 001-09718).